================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Viking Office Products, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                       [LOGO OF VIKING OFFICE PRODUCTS]
                         VIKING OFFICE PRODUCTS, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 13, 1997

To the Shareholders of Viking Office Products, Inc.:

  The Annual Meeting of Shareholders of Viking Office Products, Inc., a California corporation ("Viking"), will be held on Thursday, November 13, 1997, at 9:00 a.m., P.S.T., at Viking's executive offices, 950 West 190th Street, Torrance, California 90502, for the following purposes:

  (1) To elect a Board of Directors;

  (2) To consider and act upon a proposal to adopt the 1997 Incentive Stock Option Plan;

  (3) To consider and act upon a proposal to ratify the selection of auditors;
and

  (4) To transact any other business which may properly come before the meeting.

  Only shareholders of record at the close of business on September 19, 1997, are entitled to notice of and to vote at the meeting and any adjournments thereof.

  All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the meeting.

                                          By Order of the Board of Directors

                                          /s/ Charlotte Wiethoff

Torrance, California                      Charlotte Wiethoff,
October 2, 1997                           Secretary

                         VIKING OFFICE PRODUCTS, INC.
                             950 WEST 190TH STREET
                          TORRANCE, CALIFORNIA 90502
                                (310) 225-4500

                                PROXY STATEMENT

                                OCTOBER 3, 1997

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Viking Office Products, Inc. ("Viking"), for the Annual Meeting of Shareholders to be held on November 13, 1997, and any postponements or adjournments thereof. This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy were first mailed to shareholders on or about October 2, 1997.

  The execution and return of the enclosed proxy will not in any way affect a shareholder's right to attend the Annual Meeting in person. Any shareholder giving a proxy may revoke it before it is voted by notifying the Secretary of Viking in writing before or at the meeting, by providing a proxy bearing a later date or by attending the meeting and expressing a desire to vote in person. Your cooperation in promptly returning the enclosed proxy will reduce Viking's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

  Only shareholders of record at the close of business on September 19, 1997, are entitled to receive notice of and to vote at the meeting. On that date, Viking had outstanding 84,042,093 shares of Common Stock, each of which is entitled to one vote at the meeting. Directors are elected by a plurality of the votes cast, and the affirmative vote of a majority of the shares present or represented by proxy at the meeting is required for approval of all other matters being submitted to the shareholders for their consideration.

  The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not taken into account for purposes of determining whether a proposal has been approved by the requisite shareholder vote.

  All proxies will be voted as directed by the shareholder on the proxy card. IF NO CHOICE IS SPECIFIED, PROXIES WILL BE VOTED "FOR" THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" THE 1997 INCENTIVE STOCK OPTION PLAN AND "FOR" THE RATIFICATION OF THE SELECTION OF AUDITORS.

  If any other matters are properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place for the purpose of soliciting additional proxies, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on those matters in accordance with their best judgment, subject to direction by the Board of Directors, to the same extent as the person signing the proxy. It currently is not anticipated that any other matters will be raised at the Annual Meeting.

  The cost of preparing, printing and mailing the Proxy Statement, the Notice and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by Viking. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of Viking, but no additional compensation will be paid to such individuals on account of such activities. Viking will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

                             ELECTION OF DIRECTORS

NOMINEES AND VOTING

  Six directors are to be elected at the Annual Meeting. All directors hold office until the next Annual Meeting and until their respective successors are elected and qualified. The Board of Directors has nominated for election as directors the six persons named below, all of whom are incumbent directors. All of these nominees have indicated that they are able and willing to serve as directors.

  Based on the number of holders of Viking's outstanding Common Stock on September 19, 1997, the record date for the Annual Meeting, Viking meets the requirements for a listed corporation within the meaning of the California Corporations Code. As a result, in accordance with the provisions of Viking's bylaws, shareholders do not have cumulative voting rights in connection with the election of directors. Instead, each share of Common Stock is entitled to one vote for each director to be elected.

  The Board of Directors recommends that the shareholders vote "FOR" the election of its nominees. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote the shares of Common Stock represented by the proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable to serve, the persons named in the enclosed proxy will vote instead for such other person or persons as the Board of Directors may recommend.

  The following table sets forth certain information as of September 19, 1997 with respect to the Board's nominees:

                                                                        DIRECTOR
      NAME OF NOMINEE                                               AGE  SINCE
      ---------------                                               --- --------
      Irwin Helford................................................  63   1985
      M. Bruce Nelson..............................................  52   1996
      Lee A. Ault III..............................................  61   1992
      Neil R. Austrian.............................................  57   1988
      Charles P. Durkin, Jr........................................  59   1992
      Joan D. Manley...............................................  65   1989

BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS

  Irwin Helford served as President since joining Viking in January 1984 until January 1996 and also has served as Chairman of the Board and Chief Executive Officer since September 1988.

  M. Bruce Nelson joined Viking in January 1995 as Executive Vice President and was elected Chief Operating Officer in July 1995 and President in January 1996. From 1990 until July 1994, Mr. Nelson was President and Chief Executive Officer of BT Office Products USA. Mr. Nelson had previously worked for over 22 years at Boise Cascade Office Products in a number of executive positions.

  Lee A. Ault III served as the Chief Executive Officer of Telecredit, Inc., a payment services company, from November 1968 until January 1992. Mr. Ault also was President of Telecredit, Inc., from 1968 until 1983 and Chairman of the Board from 1983 until January 1992. Since January 1991, Mr. Ault has served as a director of Equifax Inc., a New York Stock Exchange listed company and the parent company of Telecredit, Inc. Mr. Ault also serves as a director of Bankers Trust New York Corporation, Bankers Trust Company and Sunrise Medical Inc.

  Neil R. Austrian has served as President and Chief Operating Officer of the National Football League since April 1991. He was a Managing Director of Dillon, Read & Co. Inc. ("Dillon Read") from October 1987 to March 1991. Mr. Austrian also serves as a director of Bankers Trust New York Corporation and Refac Technology Development.

  Charles P. Durkin, Jr., is a Managing Director of Dillon Read and has been employed by that firm in various capacities since 1966. Mr. Durkin also serves as a director of Big River Minerals, Hi-Lo Automotive Corporation, Inc. and CapMAC Holdings Inc.

  Joan D. Manley retired in 1984 after serving six years as a Group Vice President and a director of Time Incorporated. Ms. Manley also serves as a director of Sara Lee Corporation, Aon Corporation, Scholastic, Inc. and BFP Holdings Inc.

  No family relationships exist between any of the directors or officers of Viking.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  Viking maintains an Audit Committee whose current members are Ms. Manley and Messrs. Ault, Austrian and Durkin. The Audit Committee approves the selection and engagement of independent accountants and reviews with them the plan and scope of their audit for each year, the results of such audit when completed and their fees for services performed. The Audit Committee also assists and makes recommendations to the Board of Directors in fulfilling the Board's responsibilities relating to Viking's accounting, financial reporting and internal auditing policies and practices. The Audit Committee met three times during fiscal 1997.

  Viking maintains a Compensation Committee whose current members are Ms. Manley and Messrs. Ault, Austrian and Durkin. The Compensation Committee approves the compensation of the officers of Viking, formulates and reviews significant compensation policies and decisions and administers Viking's employee benefit plans. The Compensation Committee met six times during fiscal 1997.

  Viking's Board of Directors met six times during fiscal 1997. Each director attended at least 75% all of the meetings of the Board of Directors and of any committees on which he or she served. Viking does not maintain a nominating committee.

COMPENSATION OF DIRECTORS

  During calendar 1997, directors who were not employees of Viking or affiliated with Dillon Read were paid an annual retainer of $8,000 plus $4,000 for each Board meeting attended. The same compensation arrangements are expected to apply in calendar 1998. All directors are reimbursed for their travel expenses incurred in attending Board or committee meetings.

  Pursuant to the provisions of the Viking Office Products, Inc. 1992 Directors' Stock Option Plan, as amended (the "Directors' Plan"), each new non-employee director, on the date of his or her election to the Board of Directors (whether elected by the shareholders or the Board of Directors), and each director who was an employee of Viking and later ceases to be an employee, on the first date that such director is not an employee and is re-elected as a director, automatically will be granted a stock option to purchase 40,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, each time a non-employee director has served on the Board for a period of five consecutive years, such director automatically will be granted a stock option to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Accordingly, on January 9, 1997, Mr. Ault was automatically granted a stock option to purchase 20,000 shares of Common Stock at an exercise price of $27.00, the fair market value of the Common Stock on the date of grant. Mr. Durkin, who was elected to the Board of Directors in July 1992, also is eligible to receive an additional stock option under the terms of the Directors' Plan. However, in accordance with the policies of Dillon Read, Mr. Durkin declined the stock option award to which he would otherwise have been entitled.

  As part of its overall program to promote charitable giving, Viking has established a directors' charitable award program which is funded by life insurance policies on each of the directors. Under the program, directors, including employee and non-employee directors, who have served at least five years as a director of Viking, are eligible to recommend up to five charitable organizations that would share in a $1 million contribution to be made by Viking, with $100,000 paid out upon the director's retirement and the remaining $900,000 paid out in nine equal annual installments commencing after the death of the director. Viking's payment of the contributions will ultimately be recovered from the proceeds of life insurance policies which are being maintained by Viking for this purpose. Individual directors derive no financial benefit from this program since all charitable deductions accrue solely to Viking. Five of Viking's six directors have served at least five years on the Board and currently participate in this program. The overall program will not result in a material cost to Viking.

                           OWNERSHIP OF COMMON STOCK

  The following table sets forth information with respect to the beneficial ownership of Viking Common Stock as of September 19, 1997 by (i) each person who is known by Viking to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each continuing director of Viking,
(iii) the executive officers named in the Summary Compensation Table below and
(iv) all directors and executive officers as a group. Unless otherwise indicated, each of the entities and persons named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by it, him or her.

                                                SHARES BENEFICIALLY OWNED(1)
                                                ----------------------------
                                                                  PERCENT
   NAME AND ADDRESS                               NUMBER          OF CLASS
   ----------------                             -----------      -----------
   FMR Corp....................................   11,337,100        13.49%
    82 Devonshire Street
    Boston, Massachusetts 02109
   Putnam Investments, Inc. ...................   10,602,451        12.62%
    One Post Office Square
    Boston, Massachusetts 02109
   Edgemont Asset Management Corp. ............    6,117,000         7.28%
    140 E. 45th Street, 43rd Floor
    New York, New York 10017
   The Capital Group Companies, Inc.(2)........    4,790,000         5.70%
    333 South Hope Street
    Los Angeles, California 90071
   Irwin Helford(3)............................    3,630,045         4.31%
   Mark Muir(3)................................      342,683            *
   Neil R. Austrian............................      146,848            *
   Charles P. Durkin, Jr. .....................      124,368            *
   M. Bruce Nelson.............................      113,133            *
   Joan D. Manley..............................      112,000            *
   Lee A. Ault III.............................       48,800            *
   Ronald W. Weissman(4).......................       54,144            *
   Frank R. Jarc...............................       25,026            *
   All directors and executive officers as a
    group (12 persons)(5)......................    5,396,682         6.33%

--------
*  Indicates ownership of less than one percent.
(1) Includes shares which may be purchased upon the exercise of options which are exercisable as of September 19, 1997, or become exercisable within 60 days thereafter, for the following: Mr. Helford--101,407 shares; Mr. Muir--153,394 shares; Mr. Austrian--48,000 shares; Mr. Nelson--112,000 shares; Ms. Manley--48,000 shares; Mr. Ault--40,000 shares; Mr. Weissman-- 41,480 shares; Mr. Jarc--24,000 shares; and all directors and executive officers as a group--1,149,321 shares.
(2) A parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities indicated. The Capital Group Companies, Inc. does not have investment or voting power over any of the securities indicated as beneficially owned by it.
(3) Includes 100,000 shares issued under the Long-Term Stock Incentive Plan (the "Incentive Plan") which are subject to transfer restrictions and to forfeiture until June 30, 2007.
(4) Includes 20,000 shares issued under the Incentive Plan which are subject to transfer restrictions and to forfeiture until June 30, 2007.
(5) Includes 430,000 shares issued under the Incentive Plan which are subject to transfer restrictions and to forfeiture until June 30, 2007.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table summarizes all compensation paid to Viking's Chief Executive Officer and to each of the other four most highly paid executive officers for services rendered in all capacities to Viking and its subsidiaries for fiscal 1997, 1996 and 1995.

                                                      LONG TERM
                                                     COMPENSATION
                                     ANNUAL          ------------
                                  COMPENSATION         AWARDS(1)
                                -----------------    ------------
                                                      SECURITIES
   NAME AND PRINCIPAL                                 UNDERLYING    ALL OTHER
   POSITION                YEAR  SALARY   BONUS       OPTIONS(#)  COMPENSATION(2)
   ------------------      ---- -------- --------    ------------ --------------
   Irwin Helford(3)....... 1997 $700,000 $136,500        2,619       $337,817(4)
    Chairman of the Board  1996  700,000  525,000       37,407        346,117(4)
     and Chief Executive   1995  600,000  633,333       19,638        356,577(4)
     Officer
   M. Bruce Nelson(5)..... 1997  500,000  180,000(6)    95,000          6,944
    President and Chief    1996  400,000  295,000      250,000          8,209
     Operating Officer     1995  161,538   70,000       40,000             --
   Frank R. Jarc(5)....... 1997  350,000  119,700      145,000         90,144(7)
    Executive Vice         1996    9,423       --           --             --
     President and Chief   1995       --       --           --             --
     Financial Officer
   Ronald W. Weissman(5).. 1997  250,000  142,500       22,500          8,815
    Vice President,        1996  220,000  120,000       51,440          9,034
     Logistics             1995  161,443   84,500       20,000          8,751
   Mark Muir.............. 1997  260,000   72,800       22,500          9,468
    Vice President,        1996  222,000  155,000       53,600          9,874
     Marketing             1995  185,000  131,000       20,000          8,751

--------
(1) Stock-based compensation amounts have been adjusted for all years to reflect Viking's May 1996 two-for-one stock split. The following number of restricted shares (and the value of such shares based on the closing price of the Common Stock on June 27, 1997) were held by the named executives as of June 27, 1997: Mr. Helford, 100,000 shares ($1,862,500); Mr. Nelson, 0 shares ($0); Mr. Jarc, 0 shares ($0); Mr. Weissman, 20,000 shares ($372,500); and Mr. Muir, 100,000 shares ($1,862,500). Dividends are payable on such shares at the same rate as paid to all shareholders. Subject to the executive's continued employment with Viking, all restricted shares will vest in 2007.

(2) For fiscal 1997, the amounts shown include Profit Sharing Plan contributions of $6,944 for each of the named executives and contributions by Viking to a defined contribution 401(k) plan of $1,010 for Mr. Helford, $0 for Mr. Nelson, $4,500 for Mr. Jarc, $1,871 for Mr. Weissman and $2,524 for Mr. Muir. For fiscal 1996, the amounts shown include Profit Sharing Plan contributions of $8,209 for each of Messrs. Helford, Nelson, Weissman and Muir and contributions by Viking to a defined contribution 401(k) plan of $2,250 for Mr. Helford, $0 for Mr. Nelson, $0 for Mr. Jarc, $825 for Mr. Weissman and $1,665 for Mr. Muir. The amounts shown in the table for fiscal 1995 consist of Viking's contributions to its Profit Sharing Plan for the named executives other than Messrs. Nelson and Jarc. For Mr. Helford, the amounts also include $4,180 paid in fiscal 1997, $3,330 paid in fiscal 1996 and $3,038 paid in fiscal 1995 in premiums for additional life insurance benefits payable to beneficiaries designated by him.

(3) Mr. Helford's bonus for fiscal 1997, 1996 and 1995 was determined pursuant to the Chief Executive Officer Performance Based Bonus Plan (the "CEO Bonus Plan"). Pursuant to the CEO Bonus Plan, one-fourth of the bonus payable to Mr. Helford for fiscal 1997 ($45,500) and fiscal 1996 ($175,000), and one-third of the bonus payable to him for fiscal 1995 ($316,667), was paid by the issuance of stock options to purchase shares of Viking Common Stock under the Amended and Restated 1991 Nonstatutory Stock Option Plan (the "1991 Plan") with an exercise price of $1.25 per share. Accordingly, Mr. Helford was granted stock options to purchase an aggregate of 2,619 shares of Common Stock for fiscal 1997, 7,407 shares of Common Stock for fiscal 1996 and 19,368 shares of Common Stock for fiscal 1995. See "Compensation Committee Report on Executive Compensation-- Compensation of Irwin Helford".

(4) In fiscal 1997, 1996 and 1995, Viking paid insurance premiums under a split dollar life insurance arrangement with a trust for named beneficiaries of Mr. Helford. At the death of Mr. Helford or, if certain assumptions as to life expectancy, policy dividends and other factors are realized, at the surrender of the policies, Viking will recover the full amount of premiums it paid. The amount in the table includes $325,683 for fiscal 1997, $332,328 for fiscal 1996 and $344,788 for fiscal 1995, which represents the present value of the benefit from premiums paid by Viking.

(5) Mr. Nelson joined Viking in January 1995, Mr. Jarc joined Viking in June 1996 and Mr. Weissman joined Viking in August 1994.

(6) Includes a bonus of $80,000 pursuant to the President's Performance Based Bonus Plan and an additional bonus of $100,000 approved by the Compensation Committee. See "Compensation Committee Report on Executive Compensation--Compensation of Other Executive Officers".

(7) Includes $78,700 in reimbursement of moving expenses, including closing costs on the sale of his personal residence, a temporary housing allowance and tax equalization payments made to Mr. Jarc in connection with his relocation to Los Angeles.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information at June 27, 1997, and for the fiscal year then ended, with respect to stock options granted to the individuals named in the Summary Compensation Table.

                                                                                 POTENTIAL REALIZED VALUE OF
                         NUMBER OF      PERCENT                                 ASSUMED ANNUAL RATES OF STOCK
                         SECURITIES     OF TOTAL              GRANT             PRICE APPRECIATION FOR OPTION
                         UNDERLYING    GRANTED TO  EXERCISE   DATE                           TERM
                          OPTIONS     EMPLOYEES IN PRICE PER MARKET  EXPIRATION ------------------------------
          NAME           GRANTED(1)   FISCAL 1997  SHARE(2)   PRICE     DATE     0%(3)     5%(4)      10%(4)
          ----           ----------   ------------ --------- ------- ---------- -------- ---------- ----------
Irwin Helford...........    2,619(5)      0.14%     $ 1.250  $18.625  08/18/07  $ 45,505 $   76,182 $  123,246
M. Bruce Nelson.........   30,000         1.57       24.875   24.875  07/15/06       --     469,313  1,189,330
                           15,000         0.78       14.313   14.313  04/17/07       --     135,021    342,169
                           50,000         2.61       14.313   14.313  04/17/07       --     450,068  1,140,562
Frank R. Jarc...........  100,000         5.22       24.875   24.875  07/15/06       --   1,564,375  3,964,434
                           20,000         1.04        2.500   24.875  07/15/06   447,500    760,375  1,240,387
                           15,000         0.78       27.000   27.000  01/09/07       --     254,702    645,466
                           10,000         0.52       14.313   14.313  04/17/07       --      90,014    228,112
Ronald W. Weissman......   15,000         0.78       24.875   24.875  07/15/06       --     234,656    594,665
                            7,500         0.39       14.313   14.313  04/17/07       --      67,510    171,084
Mark Muir...............   15,000         0.78       24.875   24.875  07/15/06       --     234,656    594,665
                            7,500         0.39       14.313   14.313  04/17/07       --      67,510    171,084

--------
(1) All options have a ten-year term and, except for the options granted to Mr. Helford, are subject to vesting over a five-year period, with 20% of the options becoming exercisable on each successive anniversary of the date of grant. Pursuant to the CEO Bonus Plan, Mr. Helford's options vest in full on the sixth month anniversary of the date of grant. The vesting of all options will be accelerated upon a sale of substantially all of Viking's assets, the dissolution of Viking or upon a change in the controlling shareholder interest in Viking resulting from a tender offer, reorganization, merger or consolidation.

(2) The exercise price may be paid by delivery of owned shares of Common Stock valued at fair market value on the date of exercise. The Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options, to reprice the options and to provide for the payment of any tax withholding obligations related to the exercise of the stock options to be made by offset of the underlying shares.

(3) Represents the difference between the exercise price of these options and the fair market value of the Common Stock on the date of grant.

(4) Represents the future value of the options (net of exercise price) assuming the market price of the Common Stock appreciates by 5% and 10%, respectively, during each year of the options' ten-year term. The 5% and 10% rates of appreciation are prescribed by regulations of the Securities and Exchange Commission and are not intended to forecast possible future appreciation of Viking Common Stock.

(5) Consists of options granted to Mr. Helford in fiscal 1998 in payment of a portion of his fiscal 1997 bonus under the CEO Bonus Plan. Does not include options to purchase 7,407 shares of Common Stock granted to Mr. Helford in fiscal 1997 in payment of a portion of his fiscal 1996 bonus under the CEO Bonus Plan.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUE

  The following table sets forth information with respect to the named executive officers with respect to the exercise of stock options during fiscal 1997 and unexercised stock options held by them as of the end of the fiscal year.

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                          OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                            SHARES                       JUNE 27, 1997(#)             JUNE 27, 1997($)(1)
                         ACQUIRED ON     VALUE     ----------------------------- -----------------------------
          NAME           EXERCISE (#) REALIZED ($) EXERCISABLE     UNEXERCISABLE EXERCISABLE     UNEXERCISABLE
          ----           ------------ ------------ -----------  /  ------------- -----------  /  -------------
Irwin Helford(2)........         0            --     71,407     /     96,619     $  548,665   /   $465,473
M. Bruce Nelson.........         0            --     52,000     /    325,000        179,000   /    912,775
Frank R. Jarc...........         0            --          0     /    145,000              0   /    365,625
Ronald W. Weissman......    12,480     $  191,200         0     /     80,980              0   /    121,164
Mark Muir...............    65,222      1,355,458    96,394     /    126,500      1,398,892   /    689,471

--------
(1) Based on the difference between the closing price on The Nasdaq National Market of Viking Common Stock on June 27, 1997 ($18.625) and the exercise price.

(2) Includes options to purchase 2,619 shares of Common Stock, at an exercise price of $1.25 per share, granted to Mr. Helford in fiscal 1998 in payment of a portion of his bonus for fiscal 1997 pursuant to the terms of the CEO Bonus Plan.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

  Mr. Helford serves as Chairman and Chief Executive Officer of Viking pursuant to the terms of an employment agreement entered into in July 1997, which continues in effect until June 30, 2002, and automatically renews for successive 12-month periods thereafter unless terminated by either party. Under the terms of the agreement, Mr. Helford receives an annual salary of $800,000 and a bonus in an amount determined by the Board of Directors (which has delegated this authority to the Compensation Committee). In addition to salary and bonus, Mr. Helford is entitled to receive an automobile allowance at the rate of $31,200 per year, and Viking is required to maintain insurance on Mr. Helford's life in the amount of $500,000, payable to beneficiaries designated by Mr. Helford. During fiscal 1997, Mr. Helford served as Chairman and Chief Executive Officer pursuant to the terms of an employment agreement which was to expire on June 30, 1998 and which was superseded by the current agreement. The terms of the prior agreement were similar to the terms of the current agreement, except that Mr. Helford's annual salary was $700,000.

  In May 1997, Viking entered into an agreement with each of the named executive officers which provides for certain severance payments to the executive officer in the event his employment is terminated after a change in control of Viking. Under the agreements, if the executive's employment is terminated within 24 months following a change in control of Viking, the executive will receive a severance payment equal to a specified multiple of the executive officer's "Total Compensation" (as defined in the agreement), unless such termination is (i) because of the executive's death or disability,
(ii) by Viking for "Cause" (as defined in the agreement) or (iii) by the executive's resignation other than for "Good Reason" (as defined in the agreement). To the extent the executive officer incurs any tax liability as a result of payments under the agreement being treated as excess parachute payments under Section 280G of the Internal Revenue Code of 1986, the executive will be entitled to receive an additional payment necessary to assure that the executive receives the same net after tax amount the executive would have received under the agreement had the payments not been treated as excess parachute payments. Under the terms of the agreements, each of Messrs. Helford, Nelson and Jarc would be entitled to receive severance payments equal to three times his Total Compensation, while each other named executive officer would be entitled to receive an amount equal to one and one-half times his Total Compensation. Each of Messrs. Helford and Nelson also has the right under his agreement to resign without Good Reason during a thirty day period commencing one year after a change in control of Viking and receive severance payments equal to one-half of the severance payments to which he would be entitled if his resignation were for Good Reason.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee (the "Committee") of the Board of Directors, which consists of Ms. Manley and Messrs. Ault, Austrian and Durkin, each of whom is a non-employee director, sets Viking's compensation policies applicable to executive officers, determines the compensation of the executive officers, subject to review by the Board of Directors, and administers Viking's stock option and stock incentive plans, other than the 1992 Directors' Stock Option Plan, which is administered by the Board of Directors. The Committee has prepared the following report for inclusion in this Proxy Statement.

 Compensation Policy for Executive Officers

  The policy of the Committee is to provide each executive officer current cash compensation that is reasonable and consistent with Viking's size, industry and performance, and long-term incentive compensation based on the increase in the value of Viking's Common Stock and the achievement of Viking's long term goals. In addition to salary, current cash compensation includes a bonus based in part on Viking's current annual performance and in part on the executive's individual performance. The Committee has relied heavily on the recommendations of Mr. Helford in setting the compensation of the other executive officers.

 Compensation of Irwin Helford

  Mr. Helford's salary is fixed by his employment contract, and he is entitled under the contract to a bonus determined by the Board of Directors in its discretion. The Board of Directors has delegated this responsibility to the Committee. In July 1997, Viking and Mr. Helford entered into a new employment agreement, and, in view of Viking's continued outstanding performance and Mr. Helford's contribution to such performance, the Committee approved a $100,000 increase in Mr. Helford's base salary under the new employment agreement.

  In keeping with the Committee's objective of rewarding executive officers based on corporate performance, and in order to assure the deductibility to Viking of amounts paid to Mr. Helford, in July 1994, the Committee adopted the CEO Bonus Plan, which was approved by shareholders in November 1994. The CEO Bonus Plan provides for the payment to Mr. Helford of a bonus for each fiscal year consisting of the sum of specified percentages of his salary if Viking meets or exceeds 90% of the target amounts contained in Viking's business plan for that fiscal year for one or more of the following: consolidated revenues, gross profit, pretax profit and net income. A separate percentage of salary applies to each such target, with a maximum annual bonus payable under the CEO Bonus Plan set at $1,400,000 for fiscal 1997 and $1,500,000 for fiscal 1998 and each subsequent fiscal year. Pursuant to the CEO Bonus Plan, Mr. Helford was paid a bonus of $182,000 for fiscal 1997, with one-fourth of such bonus ($45,500) paid to Mr. Helford by the issuance of stock options to purchase an aggregate of 2,619 shares of Viking Common Stock under the 1991 Plan. Pursuant to the CEO Bonus Plan, all such options have an exercise price of $1.25 per share, subject to adjustment as provided in the 1991 Plan, and are deemed to have a value equal to the difference between such exercise price and the closing price of Viking Common Stock on August 18, 1997 ($17.37), the last trading day prior to the date of grant.

  In fiscal 1995, the Committee approved a split dollar life insurance arrangement with a trust for beneficiaries named by Mr. Helford. Premiums under this policy are paid annually by Viking. At the death of Mr. Helford or, if certain assumptions as to life expectancy, policy dividends and other factors are realized, at the surrender of the policies, Viking will recover the full amount of premiums it paid.

 Compensation of Other Executive Officers

  The salaries of the executive officers other than Mr. Helford reflect annual discretionary increases based primarily on individual performance factors. Several of the executive officers were promoted to their current positions from subordinate positions they held with Viking and received salary increases consistent with their increased responsibility.

  In keeping with the Committee's objective of rewarding executive officers based on corporate performance, and in order to assure the deductibility to Viking of amounts paid to Mr. Nelson, Viking's President and Chief Operating Officer, for fiscal 1997 and subsequent fiscal years, the Committee has adopted the President's Performance Based Plan (the "President's Bonus Plan"), which was approved by shareholders in November 1996. The President's Bonus Plan provides for the payment to Mr. Nelson of a bonus for each fiscal year consisting of the sum of specified percentages of his salary if Viking meets or exceeds 90% of the target amounts contained in Viking's business plan for that fiscal year for one or more of the following: consolidated revenues, gross profit, pretax profit and net income. A separate percentage of salary applies to each such target, with a maximum annual bonus payable under the President's Bonus Plan set at $800,000. For fiscal 1997, the bonus payable to Mr. Nelson under the President's Bonus Plan was $80,000. However, in view of Viking's outstanding performance during fiscal 1997 and Mr. Nelson's contribution to such performance, the Committee approved an additional bonus of $100,000 for Mr. Nelson for fiscal 1997.

  In awarding bonuses to the executive officers (other than Mr. Helford and Mr. Nelson) for fiscal 1997, the Committee considered Viking's overall performance, as reflected in its revenues and net income, each executive's success in meeting individual performance targets applicable to his or her area of responsibility and the personal performance of the executive, including commitment, leadership and effort. These targets were set near the beginning of the year by Mr. Helford in consultation with the executive and generally relate to increasing revenues or reducing the cost or increasing the productivity or efficiency of the activity managed by the executive. The amount of bonus that each executive received was discretionary with the Committee, with 40% of the potential bonus contingent on attaining specific objective goals related to Viking's overall performance, 40% contingent on attaining specified goals related to the executive's individual performance in his or her area of responsibility and 20% contingent on the executive's personal performance.

  Amounts of compensation deemed to have been realized by executive officers as a result of the exercise of stock options that were granted to them in prior years were not taken into account in determining their bonuses for the current year.

Equity-Based Incentive Plans

  The Committee believes that basing a significant portion of the compensation of executive officers and other key employees on increases in the value of Viking Common Stock harmonizes the interests of the executives and the shareholders and is in the best interests of the shareholders. Viking's option plans are designed to accomplish this purpose. The Incentive Plan, which provides incentive to attain long term financial performance goals, is not solely dependent on increases in the value of the Common Stock.

  Executive officers (including Mr. Helford) and other key employees have been awarded stock options under the Amended and Restated 1989 Incentive Stock Option Plan (the "1989 Plan"). For each key employee, including executive officers, the Committee determines, on an annual basis, the number of options shares to be granted under the 1989 Plan to the employee based upon his or her level of responsibility, a review of Viking's overall performance and prior grants. Newly hired management personnel, including executive officers, are eligible to receive stock options under the 1989 Plan after satisfactory completion of an introductory period, and annually thereafter. Internally promoted management personnel are eligible to receive additional options at the time of their promotion in order to reflect their new positions and increased responsibilities and are eligible to receive additional grants annually thereafter.

  Viking's stock option grant program was reviewed by a management compensation consultant and by senior managers at Viking in December 1993, and was found to be appropriate at that time. In June 1996, senior Viking management again thoroughly analyzed and updated the number of options awarded for each management level in order to assure that the number of option shares was appropriate for the responsibility of the optionee and sufficient to provide incentive to each optionee. Options generally become exercisable over a five year period. To fully exercise an option, the optionee generally must remain in the employ of Viking throughout the period.

  Options have been granted under the 1991 Plan, which permits the grant of stock options with exercise prices at less than the fair market value of the Common Stock on the date of grant, only in limited instances when it has been found to be appropriate to provide special incentives over and above the incentives provided by the grant of a stock option at fair market value. In addition to options granted to Mr. Helford pursuant to the terms of the CEO Bonus Plan, during fiscal 1997, Viking granted to Mr. Jarc options under the 1991 Plan to purchase 20,000 shares of Common Stock at an exercise price of $2.50 per share.

  Executive officers have also been awarded shares of Common Stock, subject to vesting, under the Incentive Plan, with four current executive officers each having been granted 100,000 shares of Common Stock, one current executive having been granted 20,000 shares of Common Stock and one current executive officer having been granted 10,000 shares of Common Stock. Each participant is considered to be an employee whose responsibilities and decisions directly affect the management, growth, performance or profitability of Viking. The Committee awarded the shares to provide for the participants' retirement if they remain in the employ of Viking until June 30, 2007, or until retirement at age 65, death or disability, if sooner.

Internal Revenue Code Amendments

  The Committee will continue to consider the anticipated tax treatment to Viking regarding the compensation and benefits paid to the Chief Executive Officer and the four other most highly compensated executive officers of Viking in light of the 1993 addition to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). The Committee will from time to time consider amendments to Viking's compensation, including further amendments to its equity-based incentive plans, necessary to preserve the deductibility of all compensation paid by Viking which is subject to Section 162(m). While Viking does not expect to pay its executive officers compensation in fiscal 1997 in excess of the Section 162(m) deductibility limit, the Board of Directors and the Committee retain discretion to authorize the payment of compensation that does not qualify for income tax deductibility under Section 162(m).

    Lee A. Ault III             Neil R. Austrian

    Charles P. Durkin, Jr.      Joan D. Manley

PERFORMANCE GRAPH

  The following graph compares the cumulative shareholder return on Viking Common Stock from June 26, 1992 through June 27, 1997, based on the market price of the Common Stock, with the cumulative total return of the Nasdaq Market Value Index (Broad Market) and the Media General Other Importers, Wholesalers and Retailers Index (Peer Group). The graph assumes that the value of the investment in Viking Common Stock and each index was $100 on June 26, 1992 and that all dividends, if any, were reinvested. The comparisons in this table are not intended to forecast or be indicative of possible future price performance.

                 COMPARISON OF CUMULATIVE SHAREHOLDER RETURN OF
          VIKING OFFICE PRODUCTS, INC., NASDAQ MARKET VALUE INDEX AND
         MEDIA GENERAL OTHER IMPORTERS, WHOLESALERS AND RETAILERS INDEX

                         PERFORMANCE GRAPH APPEARS HERE

Measurement Period           Viking Office                     Broad
(Fiscal Year Covered)          Products         Peer Group     Market
-------------------          -------------      ----------     ------
Measurement Pt- 6/28/92      $100               $100           $100
FYE  6/28/93                 $179.73            $117.89        $122.76
FYE  6/28/94                 $258.78            $121.85        $134.61
FYE  6/28/95                 $395.95            $136.74        $157.88
FYE  6/28/96                 $678.38            $196.06        $198.73
FYE  6/28/97                 $402.70            $188.79        $239.40

                             CERTAIN TRANSACTIONS

  Viking has assisted certain of its executive officers in acquiring residences by paying a portion of the purchase price of such residences. Viking receives an undivided interest in the property in proportion to the amount of the purchase price paid by Viking, and all debt service and other costs relating to the property are paid by the executive officer. Upon any sale of the property, the net sales proceeds will be divided according to the parties' respective ownership interests, provided that Viking is to receive at least as much as it paid for its portion of the property. Pursuant to such arrangements, Viking paid $1,300,000 of the $2,300,000 purchase price of the residence purchased by Mr. Nelson, $500,000 of the $2,100,000 purchase price of a residence purchased by Mr. Muir, $500,000 of the $2,000,000 purchase price of a residence purchased by Mr. Weissman, and $500,000 of the $1,000,000 purchase price of a residence purchased by Mr. Brown, Viking's Vice President, Information Systems.

                 APPROVAL OF 1997 INCENTIVE STOCK OPTION PLAN

INTRODUCTION

  On July 10, 1997, the Board of Directors adopted, subject to shareholder approval, the Viking Office Products, Inc. 1997 Incentive Stock Option Plan (the "1997 Plan"). The 1997 Plan enables the Compensation Committee to grant to executive officers and other key employees of Viking and its subsidiaries options to purchase shares of Common Stock. The 1997 Plan provides that the maximum number of shares of Common Stock issuable upon the exercise of options granted under the 1997 Plan (sometimes called "Option Shares" herein) is initially set at 5,000,000, with such maximum being increased on the last business day of each fiscal year of Viking, commencing with the last business day of the fiscal year ending June 26, 1998, by a number equal to 1.30% of the number of shares of Common Stock issued and outstanding on the close of business on such date, with a maximum number of shares of Common Stock that may be issued upon exercise of options granted under the 1997 Plan being limited to 10,000,000.

  The Board of Directors believes the opportunity to receive options under the 1997 Plan provides an important incentive to employees to make significant and extraordinary contributions to the long-term performance and growth of Viking. While Viking currently has in place the 1989 Plan, as a result of prior grants made under the 1989 Plan, there were 1,207,406 Option Shares available for future grants under the 1989 Plan as of June 27, 1997. In addition, no stock options may be granted under the 1989 Plan after December 14, 1999. Accordingly, the Board of Directors recommends that stockholders vote "FOR" the 1997 Plan in order to assure that Viking will continue to have sufficient options and Option Shares to serve as a vehicle for attracting and retaining employees of exceptional ability.

  The full text of the 1997 Plan is set forth as Exhibit A hereto, and shareholders are urged to refer to it for a complete description. The summary of the principal features of the 1997 Plan which follows is qualified in its entirety by reference to the complete text of the 1997 Plan.

PRINCIPAL FEATURES OF THE PLAN

  Stock options granted under the 1997 Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), if so designated on the date of grant. Stock options that are not designated or do not qualify as incentive stock options are nonstatutory stock options and are not eligible for the tax benefits applicable to incentive stock options.

  No stock options may be granted under the 1997 Plan after July 9, 2007. If a stock option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased thereunder are available for future grants.

  The 1997 Plan is administered by the Compensation Committee, all of whose members are non-employee Directors. Members of the Compensation Committee are eligible to and have received awards under the 1992 Directors' Stock Option Plan (other than Mr. Durkin, who has declined the stock option awards to which he was entitled), but are not eligible to receive awards under the 1997 Plan. The Compensation Committee has complete authority, subject to the express provisions of the 1997 Plan, to approve the employees nominated by the management of Viking to be granted stock options, to determine the number of stock options to be granted to employees, to set the terms and conditions of stock options, to remove or adjust any restrictions and conditions upon stock options and to adopt such rules and regulations, and to make all other determinations, deemed necessary or desirable for the administration of the 1997 Plan.

  In selecting optionees, consideration is given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in Viking and supervisor recommendations. Awards may be granted to the same employee on more than one occasion. Each stock option is evidenced by a written option agreement in a form approved by the Compensation Committee.

  The purchase price (the "Exercise Price") of Option Shares must be at least equal to the fair market value of such shares on the date the stock option is granted. The determination of fair market value of Option Shares is based on Nasdaq quotations. The stock option term is for a period of ten years from the date of grant or such shorter period as is determined by the Compensation Committee. Each stock option may provide that it is exercisable in full or in cumulative or noncumulative installments, and each stock option is exercisable from the date of grant or any later date specified therein, all as determined by the Compensation Committee. The Compensation Committee's authority to take certain actions under the 1997 Plan includes authority to accelerate vesting schedules and to otherwise waive or adjust restrictions applicable to the exercise of stock options.

  Each stock option may be exercised in whole or in part (but not as to fractional shares) by delivering a notice of exercise to Viking, together with payment of the Exercise Price. The Exercise Price may be paid in cash, by cashier's or certified check or, if the Compensation Committee authorizes payment in stock, by surrender of previously owned shares of Common Stock.

  Except as otherwise provided below, an optionee may not exercise a stock option unless from the date of grant to the date of exercise the optionee remains continuously in the employ of Viking. If the employment of the optionee terminates for any reason other than death or disability, the stock options then currently exercisable remain exercisable for a period of three months after such termination of employment, subject to earlier expiration at the end of their fixed term. If the employment of the optionee terminates because of death, the stock options then currently exercisable remain in full force and effect and may be exercised at any time during the option term pursuant to the provisions of the 1997 Plan. If the employment of the optionee terminates because of disability, the stock options then currently exercisable remain exercisable for a period of twelve months after such termination of employment, subject to earlier expiration at the end of their fixed term.

  An employee may receive incentive stock options covering Option Shares of any value, provided that the value of all Option Shares subject to one or more of such incentive stock options which are first exercisable in any one calendar year may not exceed the maximum amount permitted under Section 422 of the Code (currently $100,000). No employee may be granted incentive or nonstatutory stock options in any calendar year with respect to more than 200,000 Option Shares.

  Each stock option granted under the 1997 Plan is exercisable during an optionee's lifetime only by such optionee or by such optionee's legal representative. Incentive stock options are transferable only by will or the laws of intestate succession, but the Compensation Committee has the discretion to grant non-statutory stock options free of such restrictions.

  The Board of Directors may at any time suspend, amend or terminate the 1997 Plan. Shareholder approval is required, however, to materially increase the benefits accruing to optionees, materially increase the number of securities which may be issued (except for adjustments under anti-dilution clauses) or materially modify the requirements as to eligibility for participation. The 1997 Plan authorizes the Compensation Committee to include in stock options provisions which permit the acceleration of vesting in the event of a change in control of Viking resulting from certain occurrences. Viking intends to maintain a current registration statement under the Securities Act of 1933 with respect to the shares of Common Stock issuable upon the exercise of stock options granted under the 1997 Plan.

  To date, no stock options have been granted under the 1997 Plan. Future grants under the 1997 Plan will be made at the discretion of the Compensation Committee and are not yet determinable. On September 19, 1997, the last sales price of the Common Stock, as reported on The Nasdaq National Market, was $24.25 per share.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a short summary of the Federal income tax consequences of the grant and exercise of stock options under the 1997 Plan.

 Tax Consequences to Optionees

  Incentive Stock Options. An optionee recognizes no taxable income upon the grant of an incentive stock option. In addition, there will be no taxable income recognized by the optionee at the time of exercise of an incentive stock option provided the optionee has been in the employ of Viking at all times during the period beginning on the date of grant and ending on the date three months before the date of exercise.

  Gain recognized upon a disposition of the Option Shares generally will be taxable as long-term capital gain if the shares are not disposed of within (i) two years from the date of grant of the incentive stock option and (ii) one year from the exercise date. If both of these conditions are not satisfied, the disposition is a "disqualifying disposition". In that event, gain equal to the excess of the fair market value of the Option Shares at the exercise date over the Exercise Price generally will be taxed as ordinary income and any further gain will be taxed as long-term capital gain if the shares were held more than 12 months. Different rules apply if an optionee exercises a stock option by surrendering shares of Common Stock which were previously acquired upon the exercise of an incentive stock option and with respect to which the optionee has not satisfied certain holding periods.

  Shares acquired upon the exercise of an incentive stock option by the payment of cash will have a basis equal to the Exercise Price of the stock option. Different rules apply if an optionee exercises a stock option by surrendering previously owned shares of Common Stock.

  Upon the exercise of an incentive stock option, an amount equal to the excess of the fair market value of the Option Shares at the exercise date over the Exercise Price is treated as alternative minimum taxable income for purposes of the alternative minimum tax.

  Incentive stock options exercised by an optionee who has not satisfied the applicable requirements as to continuous employment do not qualify for the tax treatment discussed above. Instead, the exercise of such options will be subject to the rules which apply to the exercise of nonstatutory stock options.

  Nonstatutory Stock Options. An optionee recognizes no taxable income upon the grant of a nonstatutory stock option with an Exercise Price equal to the fair market value of the Common Stock on the date of grant. In general, upon the exercise of a nonstatutory stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the Option Shares on the exercise date over the Exercise Price.

  Shares acquired upon the exercise of a nonstatutory stock option by the payment of cash will have a basis equal to their fair market value on the exercise date and have a holding period beginning on the exercise date. Different rules apply if an optionee exercises a stock option by surrendering previously owned shares of Common Stock. Gain or loss recognized on a disposition of the Option Shares generally will qualify as long-term capital gain or loss if the shares have a holding period of more than 12 months.

  Viking generally must collect and pay withholding taxes upon the exercise of a nonstatutory stock option. Withholding tax obligations arising from the exercise of a nonstatutory stock option may be satisfied by any payment method deemed appropriate by the Compensation Committee, including by withholding from the Option Shares otherwise issuable upon the exercise of the nonstatutory stock option the number of Option Shares having a fair market value equal to the amount of the withholding tax obligation. If Option Shares are withheld upon exercise in order to satisfy withholding taxes, such withholding will be treated as though the optionee had received the withheld Option Shares upon the exercise of the nonstatutory stock option and immediately sold them to Viking at their fair market value on the exercise date. The optionee accordingly must recognize ordinary income in an amount equal to the excess of the fair market value of the withheld Option Shares on the exercise date over the amount he or she is deemed to have paid for them, in addition to the ordinary income attributable to the Option Shares which were not withheld.

 Tax Consequences to Viking

  Viking generally is allowed an income tax deduction for amounts that are taxable to optionees as ordinary income under the foregoing rules, if it satisfies all Federal income tax withholding requirements. Amounts deemed to be compensation to executive officers as a result of the exercise of stock options or the sale of Option Shares will not be taken into account in determining whether the compensation paid to the executive exceeds the limits on deductibility imposed under Section 162(m) of the Code.

                     RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected the accounting firm of Deloitte & Touche LLP to serve as independent auditors for the current fiscal year, subject to ratification by the shareholders. Deloitte & Touche LLP has served as Viking's independent auditors since 1986.

  The Board of Directors recommends a vote "FOR" ratification of this selection. Shareholder ratification of the selection of auditors is not required under the laws of the State of California, but the Board has determined to ascertain the position of the shareholders on the selection. The Board of Directors will reconsider the selection if it is not ratified by the shareholders.

  It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, and such representatives will be given the opportunity to make a statement, if they so desire, and to answer appropriate questions.

                                 MISCELLANEOUS

SHAREHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by Viking by June 5, 1998 to be considered by Viking for inclusion in Viking's proxy statement and form of proxy relating to that meeting. Such proposals should be directed to the attention of the Secretary, Viking Office Products, Inc., 950 West 190th Street, Torrance, California 90502.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires Viking's officers and directors, and persons who own more than ten percent of a registered class of Viking's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish Viking with copies of all Section 16(a) forms they file.

  Based solely on a review of the copies of such forms furnished to Viking, or written representations that no Forms 5 were required, Viking believes that during the period from June 28, 1996 to June 27, 1997 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

OTHER MATTERS

  Neither Viking nor any of the persons named as proxies knows of any matters to be voted on at the Annual Meeting other than as described in this Proxy Statement. However, if any other matters are properly presented at the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board of Directors.

  The 1997 Annual Report to Shareholders accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

  WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

                                                                      EXHIBIT A

                         VIKING OFFICE PRODUCTS, INC.
                       1997 INCENTIVE STOCK OPTION PLAN

  1. PURPOSE. This Viking Office Products, Inc., 1997 Incentive Stock Option Plan (the "Plan") is intended to allow designated employees, executive officers and other corporate and divisional officers (all of whom are sometimes collectively referred to herein as "Employees") of Viking Office Products, Inc., a California corporation ("Viking"), and Subsidiaries which it may have from time to time (Viking and such Subsidiaries being together referred to herein as the "Company") to receive certain options under the Plan ("Stock Options") to purchase Viking's common stock ("Common Stock") as herein provided. "Subsidiary" shall mean each corporation which is a "subsidiary corporation" of Viking, within the definition contained in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The purpose of the Plan is to provide Employees with additional incentives to make significant and extraordinary contributions to the long-term performance and growth of the Company and to attract and retain Employees of exceptional ability.

  2. ADMINISTRATION.

     2.1 The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of Viking (the "Board"). Each member of the Committee shall be a "Non-Employee Director" as that term is defined in Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), but no action of the Committee shall be invalid if this requirement is not met. The Committee shall select one of its members as Chairman and shall act by vote of a majority of a quorum or by unanimous written consent. A majority of its members shall constitute a quorum. The Committee shall be governed by the provisions of Viking's Bylaws and of California law applicable to the Board, except as otherwise provided herein or determined by the Board.

     2.2 The Committee shall have full and complete authority, in its discretion, but subject to the express provisions of the Plan: to approve the Employees nominated by the management of the Company to be granted Stock Options; to determine the number of Stock Options to be granted to an Employee; to determine the time or times at which Stock Options shall be granted; to establish the terms and conditions upon which Stock Options may be exercised; to remove or adjust any restrictions and conditions upon Stock Options; to specify, at the time of grant, provisions relating to the exercisability of Stock Options and to accelerate or otherwise modify the exercisability of any Stock Options; to reprice Stock Options; and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the Plan. All interpretations and constructions of the Plan by the Committee, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

     2.3 The Company hereby agrees to indemnify and hold harmless each Committee member and each employee of the Company, and the estate and heirs of such Committee member or employee, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or employee or his or her estate or heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with the Plan, to the extent that insurance, if any, does not cover the payment of such items.

  3. ELIGIBILITY AND PARTICIPATION. Employees eligible under the Plan shall be approved by the Committee from those Employees who, in the opinion of the management of the Company, are in positions which enable them to make significant and extraordinary contributions to the long-term performance and growth of the Company. In selecting Employees to whom Stock Options may be granted, consideration shall be given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Company and recommendations of supervisors.

  4. GRANTS. The Committee may grant Stock Options in such amounts, at such times, and to such Employees nominated by the management of the Company as the Committee, in its discretion, may determine; provided, however, that, subject to adjustment as provided in paragraph 11, the maximum number of shares of Common Stock for which Stock Options may be granted to any one Employee during any one calendar year shall be 200,000. Stock Options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Code, if so designated by the Committee on the date of grant. The Committee shall also have the discretion to grant Stock Options which do not constitute incentive stock options and any such Stock Options shall be designated non-statutory stock options by the Committee on the date of grant. The aggregate fair market value (determined as of the time an incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any Employee during any one calendar year (under all plans of the Company and any parent or subsidiary of the Company) may not exceed the maximum amount permitted under Section 422 of the Code (currently $100,000.00). Non-statutory stock options shall not be subject to the limitations relating to incentive stock options contained in the preceding sentence. Subject to the provisions of paragraph 11 hereof, the number of shares of Common Stock issued and issuable pursuant to the exercise of Stock Options granted hereunder shall not exceed 5,000,000; provided, however, that on the last business day of each fiscal year of the Company, commencing with the last business day of the fiscal year ending June 26, 1998, such maximum number shall be increased by a number equal to 1.30% of the number of shares of Common Stock issued and outstanding on the close of business on such day; provided, further, that in no event shall the aggregate number of shares issued and issuable pursuant to the exercise of Stock Options granted hereunder exceed 10,000,000. Each Stock Option shall be evidenced by a written agreement (the "Option Agreement") in a form approved by the Committee, which shall be executed on behalf of the Company and by the Employee to whom the Stock Option is granted. If a Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased thereunder shall again be available for purposes of the Plan.

  5. PURCHASE PRICE. The purchase price (the "Exercise Price") of shares of Common Stock subject to each Stock Option ("Option Shares") shall equal the fair market value ("Fair Market Value") of such shares on the date of grant of such Stock Option. Notwithstanding the foregoing, the Exercise Price of Option Shares subject to an incentive stock option granted to an Employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or Subsidiary shall be at least equal to 110% of the Fair Market Value of such shares on the date of grant of such Stock Option. The Fair Market Value of a share of Common Stock on any date shall be equal to the closing price of the Common Stock for the last preceding day on which Viking's shares were traded, and the method for determining the closing price shall be determined by the Committee.

  6. OPTION PERIOD. The Stock Option period (the "Term") shall commence on the date of grant of the Stock Option and shall be ten years or such shorter period as is determined by the Committee. Notwithstanding the foregoing, the Term of an incentive stock option granted to an Employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary shall not exceed five years. Each Stock Option shall provide that it is exercisable over its term in such periodic installments as the Committee in its sole discretion may determine. Such provisions need not be uniform. If an Employee shall not in any period purchase all of the Option Shares which the Employee is entitled to purchase in such period, the Employee may purchase all or any part of such Option Shares at any time prior to the expiration of the Stock Option.

  7. EXERCISE OF OPTIONS.

     7.1 Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to the Company, attention of the Vice President, Administration, at the principal office of the Company, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by paragraph
7.2. Payment may be made in cash, by cashier's or certified check or by surrender of previously owned shares of the Company's Common Stock valued pursuant to paragraph 5 (if the Committee authorizes payment in stock).

     7.2 Exercise of each Stock Option is conditioned upon the agreement of the Employee to the terms and conditions of this Plan and of such Stock Option as evidenced by the Employee's execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Employee that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933 (the "Securities Act") or any other applicable federal or state securities laws, (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions, (c) the Company may comply with said securities law restrictions and issue "stop transfer" instructions to its Transfer Agent and Registrar without liability, (d) if the Employee is subject to the reporting requirements of Section 16(a) of the Exchange Act (a "Section 16 Reporting Person"), the Employee will furnish to the Company a copy of each Form 4 or Form 5 filed by said Employee and will timely file all reports required under federal securities laws, and (e) the Employee will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

     7.3 No Stock Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. The Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock Options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective. The exercise of Stock Options may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If any Stock Option would expire for any reason except the end of its term during such a suspension, then, if the exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration Statement covering resales of Option Shares.

  8. CONTINUOUS EMPLOYMENT. Except as provided in paragraph 10 below, an Employee may not exercise a Stock Option unless from the date of grant to the date of exercise such Employee remains continuously in the employ of the Company. For purposes of this paragraph 8, the period of continuous employment of an Employee with the Company shall be deemed to include (without extending the term of the Stock Option) any period during which such Employee is on leave of absence with the consent of the Company, provided that such leave of absence shall not exceed three (3) months and that such Employee returns to the employ of the Company at the expiration of such leave of absence. If such Employee fails to return to the employ of the Company at the expiration of such leave of absence, such Employee's employment with the Company shall be deemed terminated as of the date such leave of absence commenced. The continuous employment of an Employee with the Company shall also be deemed to include any period during which such Employee is a member of the Armed Forces of the United States, provided that such Employee returns to the employ of the Company within ninety (90) days (or such longer period as may be prescribed by law) from the date such Employee first becomes entitled to discharge. If an Employee does not return to the employ of the Company within ninety (90) days (or such longer period as may be prescribed by law) from the date such Employee first becomes entitled to discharge, such Employee's employment with the Company shall be deemed to have terminated as of the date such Employee's military service ended.

  9. RESTRICTIONS ON TRANSFER. Incentive stock options granted under this Plan shall be transferable only by will or the laws of descent and distribution. The Committee shall have discretion to grant non-statutory stock options that are not subject to the restrictions on transfer relating to incentive stock options contained in the preceding sentence; provided, however, that non-statutory stock options granted to a Section 16 Reporting Person shall be subject to such restrictions on transfer as may be required to qualify for the exemption provided for in Rule 16b-3 or otherwise imposed by the Committee in its sole and absolute discretion. No interest of any Employee under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Each Stock Option shall be exercisable during an Employee's lifetime only by such Employee and, in the case of non-statutory stock options, such Employee's permitted transferees.

  10. TERMINATION OF EMPLOYMENT.

      10.1 Subject to the discretion of the Committee with respect to non-statutory Stock Options, upon termination of an Employee's employment with the Company by reason of death, all outstanding Stock Options to the extent exercisable on the date of death of the Employee shall remain in full force and effect and may be exercised pursuant to the provisions thereof at any time prior to expiration at the end of the fixed term thereof. Upon termination of an Employee's employment with the Company by reason of Disability, all outstanding Stock Options to the extent exercisable on the date of termination of employment may be exercised pursuant to the provisions thereof at any time until the earlier of the end of the fixed term thereof and the expiration of twelve months following termination of the Employee's employment. Unless otherwise provided by the Committee, all Stock Options to the extent not presently exercisable by such Employee at the date of death or termination of employment by reason of Disability shall terminate as of the date of death or such termination of employment and shall not be exercisable thereafter.

      10.2 Subject to the discretion of the Committee with respect to non-statutory Stock Options, upon the termination of the Employee's employment with the Company for any reason other than the reasons set forth in paragraph
10.1 hereof, the Stock Option may be exercised during the period of three months following the date of such termination of employment, but only to the extent that such Stock Option was outstanding and exercisable on such date of termination of employment. Unless otherwise provided by the Committee, all Stock Options to the extent not then presently exercisable by such Employee shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

      10.3 For purposes of this Plan, "Disability" shall mean total and permanent incapacity of an Employee, due to physical impairment or legally established mental incompetence, to perform the usual duties of such Employee's employment with the Company, which disability shall be determined:
(i) on medical evidence by a licensed physician designated by the Committee, or (ii) on evidence that the Employee has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.

  11. ADJUSTMENTS UPON CHANGE IN CAPITALIZATION.

      11.1 The number and class of shares subject to each outstanding Stock Option, the Exercise Price thereof (but not the total price) and the maximum number of Stock Options that may be granted under the Plan shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends exceeding a total of two and one-half percent (2.5%) for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that upon exercise of the Stock Option, the Employee shall receive the number and class of shares such Employee would have received had such Employee been the holder of the number of shares of Common Stock for which the Stock Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Company.

      11.2 Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which Viking is not the surviving corporation or in which Viking survives as a wholly-owned subsidiary of another corporation, or upon a sale of all or substantially all of the property of the Company to another corporation, or any dividend or distribution to shareholders of more than ten percent (10%) of the Company's assets, adequate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares then remaining, as if the Employee had been the owner of such Option Shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

      11.3 In the sole discretion of the Committee, Stock Options may include provisions, on terms (which need not be uniform) authorized by the Committee in its sole discretion, that accelerate the Employees' rights to exercise Stock Options upon a "Change in Control" (as defined by the Committee in its sole discretion) of the Company.

  12. WITHHOLDING TAXES. The Company shall have the right at the time of exercise of any Stock Option to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise ("Tax Liability"), to ensure the payment of any such Tax Liability. The Company may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (i) by requiring the Employee to tender a cash payment to the Company, (ii) by withholding from the Employee's salary, (iii) by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option that number of Option Shares having an aggregate fair market value (determined in the manner prescribed by paragraph 5) as of the date the withholding tax obligation arises that is equal to the Employee's Tax Liability or (iv) by any other method deemed appropriate by the Committee. Satisfaction of the Tax Liability of a Section 16 Reporting Person may be made by the method of payment specified in clause (iii) above upon satisfaction of such additional conditions as the Committee shall deem in its sole and absolute discretion as appropriate in order for such withholding of Option Shares to qualify for the exemption provided for in Section 16b-3 of the Exchange Act.

  13. RELATIONSHIP TO OTHER EMPLOYEE BENEFIT PLANS. Stock Options granted hereunder shall not be deemed to be salary or other compensation to any Employee for purposes of any pension, thrift, profit-sharing, stock purchase or any other employee benefit plan now maintained or hereafter adopted by the Company.

  14. AMENDMENTS AND TERMINATION. The Board of Directors may at any time suspend, amend or terminate this Plan. No amendment or modification of this Plan may be adopted, except subject to shareholder approval, which would materially increase the number of securities which may be issued under this Plan (except for adjustments pursuant to paragraph 11 hereof) or change the designation of Employees eligible to receive incentive stock options under the Plan.

  15. SUCCESSORS IN INTEREST. The provisions of this Plan and the actions of the Committee shall be binding upon all heirs, successors and assigns of the Company and of Employees.

  16. OTHER DOCUMENTS. All documents prepared, executed or delivered in connection with this Plan shall be, in substance and form, as established and modified by the Committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail. All Stock Options shall be evidenced by written agreements executed by the Company and the Employees to whom the Stock Options have been granted.

  17. NO OBLIGATION TO CONTINUE EMPLOYMENT. This Plan and grants hereunder shall not impose any obligation on the Company to continue to employ any Employee. Moreover, no provision of this Plan or any document executed or delivered pursuant to this Plan shall be deemed modified in any way by any employment contract between an Employee (or other employee) and the Company.

  18. MISCONDUCT OF AN EMPLOYEE. Notwithstanding any other provision of this Plan, if an Employee commits fraud or dishonesty toward the Company or wrongfully uses or discloses any trade secret, confidential data or other information proprietary to the Company, or intentionally takes any other action materially inimical to the best interests of the Company, as determined by the Committee, in its sole and absolute discretion, such Employee shall forfeit all rights and benefits under this Plan.

  19. TERM OF PLAN. This Plan was adopted by the Board effective July 10, 1997. No Stock Options may be granted under this Plan after July 9, 2007.

  20. GOVERNING LAW. This Plan shall be construed in accordance with, and governed by, the laws of the State of California.

  21. SHAREHOLDER APPROVAL. No Stock Option shall be exercisable unless and until the shareholders of the Company have approved this Plan and all other legal requirements have been fully complied with.

  22. PRIVILEGES OF STOCK OWNERSHIP. The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of the Company common stock not actually issued to such holder.

  IN WITNESS WHEREOF, this Plan has been executed effective as of the 10th day of July, 1997.

                                          VIKING OFFICE PRODUCTS, INC.

                                          By /s/ Irwin Helford
                                            -------------------------------
                                            Irwin Helford, Chairman of the
                                             Board

                          VIKING OFFICE PRODUCTS, INC.
           PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
            MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 13, 1997

    The undersigned, revoking any previous proxies for such stock, hereby appoints Irwin Helford and Charlotte Wiethoff, and each of them, proxies of the undersigned with full power of substitution to each, to vote all shares of common stock of VIKING OFFICE PRODUCTS, INC., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Viking Office Products, Inc., to be held on November 13, 1997, and all postponements or adjournments thereof, with all the power the undersigned would possess if personally present, with authority to vote (i) as specified by the undersigned below and (ii) in the discretion of any proxy upon any other business that may come before the meeting.

  Vote this proxy as follows:

   1. Election of Directors:
      FOR ALL NOMINEES LISTED BELOW [_]
      (except as marked to the contrary below)
      WITHHOLD VOTE [_]
      (for all nominees)

   Irwin Helford, M. Bruce Nelson, Lee A. Ault III, Neil R. Austrian, Charles
   P. Durkin, Jr. and Joan D. Manley.

  INSTRUCTION: TO WITHHOLD VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THROUGH THE NOMINEE'S NAME IN THE ABOVE LIST.

   2. Proposal to adopt to the 1997 Incentive Stock Option Plan:

                      FOR [_]     AGAINST [_]     ABSTAIN [_]

   3. Proposal to ratify the selection of Deloitte & Touche LLP as independent auditors:

                      FOR [_]     AGAINST [_]     ABSTAIN [_]


  THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS, FOR THE 1997 INCENTIVE STOCK OPTION PLAN, FOR THE RATIFICATION OF AUDITORS AND OTHERWISE IN THE DISCRETION OF ANY OF THE PERSONS ACTING AS PROXIES.
  IMPORTANT: Please date this proxy and sign exactly as your name or names appear hereon. If stock is held jointly, each should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title(s). If this proxy is submitted to a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

                                               ------------------------------

                                               ------------------------------
                                                 (Signature of Shareholder)

                                               Dated __________________, 1997

                                               IMPORTANT: PLEASE SIGN PROXY
                                               EXACTLY AS YOUR NAME OR NAMES
                                               APPEAR HEREON.